AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 6, 2000
                                                     REGISTRATION NO. 333-90881
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                              ------------------

                                AMENDMENT NO. 4

                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ------------------
                       SAVVIS COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)

                DELAWARE                          6719                       43-1809960
  (State or other jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
  incorporation or organization)       Classification Code Number)     Identification Number)

                              ------------------
                       SAVVIS COMMUNICATIONS CORPORATION
                          12007 SUNRISE VALLEY DRIVE
                               RESTON, VA 20191
                                 (703) 453-7500
       (Address, including zip code, and telephone number,  including area code, of registrant's principal executive offices)
                              ------------------
                            STEVEN M. GALLANT, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       SAVVIS COMMUNICATIONS CORPORATION
                          12007 SUNRISE VALLEY DRIVE
                               RESTON, VA 20191
                                (703) 453-7500
(Name,  address,  including zip code, and telephone number, including area code, of agent for service)
                              ------------------
                                  Copies to:

CHRISTINE M. PALLARES, ESQ.                            ANDREW R. SCHLEIDER, ESQ.
   HOGAN & HARTSON L.L.P.                                 SHEARMAN & STERLING
      885 THIRD AVENUE                                    599 LEXINGTON AVENUE
      NEW YORK, NY 10022                                   NEW YORK, NY 10022
         (212) 409-9800                                      (212) 848-4000

                              ------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              ------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

                                EXPLANATORY NOTE

                    THIS  AMENDMENT IS BEING FILED SOLELY TO
                    FILE  EXHIBITS  10.13,   10.14,   10.15,
                    10.16,   10.17,   10.18,  10.19,  10.20,
                    10.21, 10.22, 10.23 AND 10.24.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all fees and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee and the NASD filing fee.

                                                           AMOUNT
                                                       -------------
       SEC registration fee ........................    $   97,944
       NASD filing fee .............................        30,500
       Nasdaq National Market listing fee ..........        95,000
       Blue sky fees and expenses ..................        10,000
       Accounting fees and expenses ................       500,000
       Legal fees and expenses .....................       500,000
       Printing and engraving expenses .............       450,000
       Transfer agent fees and expenses ............         3,500
       Miscellaneous expenses ......................       263,056
                                                        ----------
          Total ....................................    $1,950,000
                                                        ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware General Corporation Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     The Registrant's certificate of incorporation contains provisions that provide that no director of the Registrant shall be liable for breach of fiduciary duty as a director, except for (1) any breach of the directors' duty of loyalty to the Registrant or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under Section 174 of the Delaware General Corporation Law; or (4) any transaction from which the director derived an improper personal benefit. The indemnification provided under the Registrant's certificate of incorporation includes the right to be paid expenses in advance of any proceeding for which indemnification may be had, provided that the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Since the Registrant's formation on March 3, 1998, it has issued and sold the securities described below in the following unregistered transactions:

       (1) On March 4, 1998, in connection with its formation, the Registrant issued 1,606,682 shares of its common stock in exchange for all of the outstanding common stock of SAVVIS Communications Corporation, a Missouri corporation ("SCC"), in connection with the reorganization of SCC and SAVVIS Communications Enterprises, L.L.C., a Missouri limited liability company (the "LLC"). These issuances were effected in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act.


       (2) Between March and July 1998, in a series of related transactions, the Registrant sold to First Union Capital Partners, Inc., BCI Growth IV, L.P. and R-H Capital Partners, L.P. a total of 18,226,228 shares of its Series C Redeemable Preferred Stock for $18,226,228; to J.P. Morgan Investment Corporation and Sixty Wall Street SBIC Fund, L.P. a total of 8,000,000 shares of its Series C Redeemable Preferred Stock for $8,000,000; and to the holders of convertible promissory notes of SCC and the LLC a total of 3,773,772 shares of its Series C Redeemable Preferred Stock in exchange for all the outstanding notes. The Registrant issued to these investors warrants to purchase up to a total of 10,334,327 shares of its common stock, at an exercise price of $.01 per share. These sales were effected in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act.

       (3) On March 4, 1998, the Registrant issued 502,410 shares of its Series A Convertible Preferred Stock in exchange for all of the outstanding shares of SCC's Series A Convertible Preferred Stock. In addition, the Registrant issued warrants to purchase up to 15,000 shares of its Series A Convertible Preferred Stock at an exercise price of $10.64 per share in exchange for warrants to purchase an equal amount of shares of SCC's Series A Convertible Preferred Stock, and warrants to purchase up to 349,228 shares of its common stock at an exercise price of $4.13 per share in exchange for warrants to purchase an equal amount of shares of SCC's common stock. These issuances were effected in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

       (4) On March 4, 1998, the Registrant issued 5,649,241 shares of its Series B Convertible Preferred Stock in exchange for an equal amount of Class B shares of the LLC. These issuances were effected in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

       (5) On March 4, 1998, the Registrant issued 728,575 shares of its common stock in exchange for the outstanding securities of Interconnected Associates, Inc. These issuances weres effected in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

       (6) Between May 1998 and March 1999, the Registrant issued options to purchase a total of 1,560,968 shares of its common stock to a total of 177 employees, at exercise prices ranging from $.30 to $1.10 per share. These options were granted under the Registrant's 1998 Stock
           Option Plan. These issuances were effected in reliance on the exemption from registration provided by Rule 701 promulgated under
           Section 3(b) of the Securities Act.

       (7) Between July and September 1999, the Registrant granted options to purchase 3,674,000 shares of the Registrant's common stock to 121 employees of Bridge Information Systems, Inc. ("Bridge") at an exercise price of $.50 per share. In that same period, the Registrant granted options to purchase up to 2,389,840 shares of its common stock to 92 of its employees at an exercise price of $.50 per share. All of these options were granted pursuant to the Registrant's 1999 Stock Option Plan. In October the Registrant granted its employees the right to convert options to purchase 236,882 shares of common stock of Bridge into options to purchase 236,882 shares of common stock of the Registrant at an exercise price of $.50 per share. These issuances were effected in reliance on the exemption from registration provided by Rule 701 promulgated under Section 3(b) of the Securities Act.


       (8) During 1998 and 1999, Registrant issued 92,565 shares of its common stock pursuant to the exercise of stock options by its employees for an aggregate purchase price of $36,100. These issuances were effected in reliance on the exemption from registration provided by Rule 701 promulgated under Section 3(b) of the Securities Act.

          Each of the foregoing transactions was effected without the use of an underwriter.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


    NUMBER       EXHIBIT DESCRIPTION
--------------   -----------------------------------------------------------------------------------------------
 1.1*            Form of Underwriting Agreement
 3.1**           Amended and Restated Certificate of Incorporation of the Registrant
 3.2**           Amended and Restated Bylaws of the Registrant
 4.1*            Form of Common Stock Certificate
 5.1*            Opinion of Hogan & Hartson L.L.P. as to the validity of the shares being offered
 10.1**          1999 Stock Option Plan
 10.2**          Form of Incentive Stock Option Agreement under the 1999 Stock Option Plan
 10.3**          Form of Incentive Stock Option Agreement under the 1999 Stock Option Plan
 10.4**          Form of Non-Qualified Stock Option Agreement under the 1999 Stock Option Plan
 10.5**          Amended and Restated Agreement and Plan of Merger, dated February 19, 1999, among the
                 Registrant, SAVVIS Acquisition Corp. and Bridge Information Systems, Inc.
 10.6**          Employment Agreement, dated December 4, 1998, between the Registrant and Clyde A.
                 Heintzelman
 10.7**          Letter Agreement, dated November 12, 1999, between the Registrant and Clyde A.
                 Heintzelman
 10.8**          Letter Agreement, dated June 14, 1999, between the Registrant and David J. Frear
 10.9**          Letter Agreement, dated September 30, 1999, between the Registrant and James D. Mori
 10.10**         Form of Master Establishment and Transition Agreement between the Registrant and Bridge
                 Information Systems, Inc., including as Exhibit B a Form of Administrative Services Agreement,
                 as Exhibit E a Form of Local Contract of Assignment and Assumption, as Exhibit F a Form of
                 Local Asset Transfer Agreement, as Exhibit H a Form of Equipment Colocation Permit, as
                 Exhibit I a Form of Promissory Note, and as Exhibit J a Form of Call Asset Transfer Agreement.
 10.11 +**       Form of Network Services Agreement between SAVVIS Communications Corporation and
                 Bridge Information Systems, Inc.
 10.12 +**       Form of Technical Services Agreement between SAVVIS Communications Corporation and
                 Bridge Information Systems, Inc.
 10.13           Managed Network Agreement, dated January 31, 1995, between Sprint Communications
                 Company L.P. and Bridge Data Company.

    NUMBER      EXHIBIT DESCRIPTION
-------------   -----------------------------------------------------------------------------------------
  10.14         Amendment One to the Managed Network Agreement, dated August 23, 1995, between
                Sprint Communications Company L.P. and Bridge Data Company.
  10.15         Amendment Two to the Managed Network Agreement, dated August 16, 1995, between
                Sprint Communications Company L.P. and Bridge Data Company.
  10.16 +       Amendment Three to the Managed Network Agreement, dated March 1, 1996, between
                Sprint Communications Company L.P. and Bridge Data Company.
  10.17 +       Amendment Four to the Managed Network Agreement, dated July 29, 1996, between Sprint
                Communications Company L.P. and Bridge Data Company.
  10.18 +       Amendment Five to the Managed Network Agreement, dated December 5, 1996, between
                Sprint Communications Company L.P. and Bridge Data Company.
  10.19 +       Amendment Six to the Managed Network Agreement, dated May 23, 1997 between Sprint
                Communications Company L.P. and Bridge Data Company.
  10.20 +       Amendment Seven to the Managed Network Agreement, dated August 28, 1998 between
                Sprint Communications Company L.P. and Bridge Data Company.
  10.21 +       Service Agreement, dated August 15, 1996, between the Registrant and IXC Carrier, Inc.
  10.22 +       Amendment No. 1 to the Service Agreement, dated October 22, 1996, between the Registrant and IXC
                Carrier, Inc.
  10.23 +       Master Internet Services Agreement, effective June 4, 1999, between the Registrant and
                UUNET Technologies, Inc., an MCI WorldCom Company
  10.24 +       internetMCI Dedicated Access Agreement, dated April 16, 1998, between the Registrant and
                networkMCI, Inc.
  11.1*         Statement regarding computation of net income per share
  16.1**        Letter Re Change in Certifying Accountant
  21.1**        Subsidiaries of the Registrant
  23.1**        Consent of Deloitte & Touche LLP
  23.2**        Consent of Ernst & Young LLP
  23.3*         Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
  24.1**        Power of attorney (included in the signature page to this registration statement)
  27.1**        Financial Data Schedule


------------------
 * To be filed by amendment.

** Previously filed.

 + Confidential Treatment requested as to certain portions of these Exhibits.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as may be required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on January 6, 2000.


                                    SAVVIS COMMUNICATIONS CORPORATION





                                    By: /s/ Robert McCormick
                                       ------------------------------------
                                       Robert McCormick
                                       President and Chief Executive Officer and
                                       Chairman of the Board



     Pursuant  to the requirements of the Securities Act of 1933, this Amendment
No. 4   to this registration statement has been signed by the following persons, in the capacities indicated below, on the dates indicated.

          SIGNATURE                            TITLE                        DATE
-----------------------------   ----------------------------------   ------------------
      /s/ ROBERT MCCORMICK      President and Chief Executive        January 6, 2000
---------------------------     Officer and Chairman of the Board
          Robert McCormick      (principal executive officer)


               *                Executive Vice President, Chief      January 6, 2000
---------------------------      Financial Officer and Director
        David J. Frear

                                (principal financial officer and
                                principal accounting officer)
               *                Director                             January 6, 2000
---------------------------
      Clyde A. Heintzelman

               *                Director                             January 6, 2000
---------------------------
         Thomas McInerney

               *                Director                             January 6, 2000
---------------------------
         Patrick Welsh

               *                Director                             January 6, 2000
---------------------------
         Thomas M. Wendel




*By: /s/ Robert McCormick
     -----------------------
     Robert McCormick
     Attorney-in-Fact
     and Agent

                                 EXHIBIT INDEX






    NUMBER       EXHIBIT DESCRIPTION
--------------   -----------------------------------------------------------------------------------------------


 1.1*            Form of Underwriting Agreement
 3.1**           Amended and Restated Certificate of Incorporation of the Registrant
 3.2**           Amended and Restated Bylaws of the Registrant
 4.1*            Form of Common Stock Certificate
 5.1*            Opinion of Hogan & Hartson L.L.P. as to the validity of the shares being offered
 10.1**          1999 Stock Option Plan
 10.2**          Form of Incentive Stock Option Agreement under the 1999 Stock Option Plan
 10.3**          Form of Incentive Stock Option Agreement under the 1999 Stock Option Plan
 10.4**          Form of Non-Qualified Stock Option Agreement under the 1999 Stock Option Plan
 10.5**          Amended and Restated Agreement and Plan of Merger, dated February 19, 1999, among the
                 Registrant, SAVVIS Acquisition Corp. and Bridge Information Systems, Inc.
 10.6**          Employment Agreement, dated December 4, 1998, between the Registrant and Clyde A.
                 Heintzelman
 10.7**          Letter Agreement, dated November 12, 1999, between the Registrant and Clyde A.
                 Heintzelman
 10.8**          Letter Agreement, dated June 14, 1999, between the Registrant and David J. Frear
 10.9**          Letter Agreement, dated September 30, 1999, between the Registrant and James D. Mori
 10.10**         Form of Master Establishment and Transition Agreement between the Registrant and Bridge
                 Information Systems, Inc., including as Exhibit B a Form of Administrative Services Agreement,
                 as Exhibit E a Form of Local Contract of Assignment and Assumption, as Exhibit F a Form of
                 Local Asset Transfer Agreement, as Exhibit H a Form of Equipment Colocation Permit, as
                 Exhibit I a Form of Promissory Note, and as Exhibit J a Form of Call Asset Transfer Agreement.
 10.11 +**       Form of Network Services Agreement between SAVVIS Communications Corporation and
                 Bridge Information Systems, Inc.
 10.12 +**       Form of Technical Services Agreement between SAVVIS Communications Corporation and
                 Bridge Information Systems, Inc.
 10.13           Managed Network Agreement, dated January 31, 1995, between Sprint Communications
                 Company L.P. and Bridge Data Company.



    NUMBER      EXHIBIT DESCRIPTION
-------------   -----------------------------------------------------------------------------------------
  10.14         Amendment One to the Managed Network Agreement, dated August 23, 1995, between
                Sprint Communications Company L.P. and Bridge Data Company.
  10.15         Amendment Two to the Managed Network Agreement, dated August 16, 1995, between
                Sprint Communications Company L.P. and Bridge Data Company.
  10.16 +       Amendment Three to the Managed Network Agreement, dated March 1, 1996, between
                Sprint Communications Company L.P. and Bridge Data Company.
  10.17 +       Amendment Four to the Managed Network Agreement, dated July 29, 1996, between Sprint
                Communications Company L.P. and Bridge Data Company.
  10.18 +       Amendment Five to the Managed Network Agreement, dated December 5, 1996, between
                Sprint Communications Company L.P. and Bridge Data Company.
  10.19 +       Amendment Six to the Managed Network Agreement, dated May 23, 1997 between Sprint
                Communications Company L.P. and Bridge Data Company.
  10.20 +       Amendment Seven to the Managed Network Agreement, dated August 28, 1998 between
                Sprint Communications Company L.P. and Bridge Data Company.
  10.21 +       Service Agreement, dated August 15, 1996, between the Registrant and IXC Carrier, Inc.
  10.22 +       Amendment No. 1 to the Service Agreement, dated October 22, 1996, between the Registrant and IXC
                Carrier, Inc.
  10.23 +       Master Internet Services Agreement, effective June 4, 1999, between the Registrant and
                UUNET Technologies, Inc., an MCI WorldCom Company
  10.24 +       internetMCI Dedicated Access Agreement, dated April 16, 1998, between the Registrant and
                networkMCI, Inc.
  11.1*         Statement regarding computation of net income per share
  16.1**        Letter Re Change in Certifying Accountant
  21.1**        Subsidiaries of the Registrant
  23.1**        Consent of Deloitte & Touche LLP
  23.2**        Consent of Ernst & Young LLP
  23.3*         Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
  24.1**        Power of attorney (included in the signature page to this registration statement)
  27.1**        Financial Data Schedule


------------------
 * To be filed by amendment.

** Previously filed.

 + Confidential Treatment requested as to certain portions of these Exhibits.